FOR IMMEDIATE RELEASE

                     NETWORK COMMERCE ANNOUNCES ADDITIONAL
                   RESTRUCTURING TO AGGRESSIVELY FOCUS ON ITS
                TECHNOLOGY INFRASTRUCTURE AND SERVICES BUSINESS

        Company reduces workforce by approximately 100 people; sales and earnings expected to be lower than earlier guidance.

SEATTLE - March 30, 2001 - Network Commerce Inc. (Nasdaq: NWKC), the global technology infrastructure and services company, today announced it is taking additional steps to restructure, more aggressively lower costs and improve efficiencies while focusing on its core technology infrastructure and services business.

Network Commerce announced the following cost-cutting measures:

     The company's workforce has been reduced, effective today, by approximately 100 people, across several areas of business at company locations in Seattle, California and British Columbia.

     Network Commerce will discontinue its consumer marketing business known as SpeedyClick.com.

     The company is aggressively reducing all non-essential expenditures.

     The company will focus its business going forward on its technology infrastructure and services businesses including domain registration services, hosting services, commerce infrastructure and payment processing.

The reductions represent approximately 29 percent of Network Commerce's workforce. Following these reductions, the company has approximately 240 employees.

"The downturn in the economy and the Internet sector in particular resulted in lower revenue and a requirement for us to substantially reduce our payroll and other expenses," said Dwayne Walker, chairman and chief executive officer of Network Commerce. "The company will continue to focus on its technology infrastructure and services business including domain registration, hosting, commerce services and payment processing. While reductions in force are never easy and we are letting many good employees go, this move was necessary for us to reach our business goals."

Network Commerce indicated that it expects sales and earnings for the first quarter 2001 to be below the levels indicated in earlier guidance. In addition, Network Commerce plans to file a Form 12b-25 extension to complete its Form 10-K for the fiscal year ended December 31, 2000.

About Network Commerce Inc.

Established in 1994, Network Commerce Inc. (http://www.networkcommerce.com) is the global technology infrastructure and services company. Network Commerce provides a comprehensive technology and services platform including domain registration services, hosting services, commerce services, business services, one-to-one marketing services, and online marketplaces. Network Commerce's technology and services platform operates on the infrastructure of four data centers, over 500 servers, and bandwidth of 50 megabits per second. Network Commerce is headquartered in Seattle.

Forward Looking Statements:

Certain statements in this announcement, including statements concerning, the date at which we become profitable, our sources of revenue, our projected financial performance for the fourth quarter of 2000 and fiscal year 2001, our expected and project gross margins and our plans, intentions and expectations, contain "forward-looking statements" within the meaning of the Securities Act of 1933 as amended. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words "believe," "expect," "intend," "anticipate," variations of such words and similar expressions identify forward-looking statements but their absence does not mean that the statement is not forward-looking. These statements are not guaranties of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this announcement. Factors that could affect Network Commerce's actual results include, among others, the factors described in Network Commerce's filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2000. Network Commerce Inc. undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Press Contact:
Rita Brautigam, Network Commerce Inc., (206) 223-1996, ritab@networkcommerce.com

Investor Relations Contacts:
Lynn Thomas, Network Commerce Inc., (206) 223-1996, ir@networkcommerce.com

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